Exhibit M16

                                   AMENDMENT,
                               DATED MAY 23, 2005,
                                       TO
                       DISTRIBUTION PLAN - H CLASS SHARES
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H CLASS SHARES

RYDEX SERIES FUNDS

      Medius Fund
      Mekros Fund
      Large-Cap Europe Fund
      Large-Cap Japan Fund
      Sector Rotation Fund
      Core Equity Fund
      MODERN MARKETS MULTI-STRATEGY FUND
      MODERN MARKETS MARKET NEUTRAL FUND
      MODERN MARKETS LONG/SHORT FUND
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Mid-Cap Fund
      STRENGTHENING DOLLAR FUND
      WEAKENING DOLLAR FUND
      Real Estate Fund
      COMMODITIES FUND

DISTRIBUTION FEES

      Distribution Services ...........    twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                  ADDITIONS and [DELETIONS] are noted in BOLD.